UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

                        Pursuant to Section 13 or 15(d)

                     of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 15, 2004

                               GLOBAL SIGNAL INC.

             (Exact name of registrant as specified in its charter)
                               -----------------

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                        Commission File Number 001-32168

                                   65-0652634
                      (I.R.S. Employer Identification No.)

                            301 North Cattlemen Road
                                   Suite 300
                               Sarasota, Florida
                    (Address of principal executive offices)

                                     34232
                                   (Zip Code)

                          (941) 364-8886 (Registrant's
                               telephone number)

                                 Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)
                               -----------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01, 2.03 ENTRY INTO A MATERIAL AGREEMENT; CREATION OF A
                DIRECT FINANCIAL OBLIGATION

         On October 15, 2004, Pinnacle Towers Acquisition Holdings LLC ("Pinnacle Acquisition") amended and restated its credit facility with Morgan Stanley Asset Funding Inc., dated October 29, 2003. This new credit facility, among other things, appointed Morgan Stanley as administrative agent and collateral agent, increased the commitment by the lenders from $200.0 million to $250.0 million, removed the $5.0 million working capital line that existed under the old credit facility and added Bank of America as a lender. Borrowings under the new credit facility are limited based on a borrowing base, which is calculated as 65% of the value, as defined in the new credit agreement, of all towers owned, leased or managed by Pinnacle Acquisition or its subsidiaries, and the new credit facility matures on October 1, 2005.

           Borrowings under the new credit facility bear interest, at our option, at either the federal funds rate plus 2.1175% per annum or LIBOR plus 2.50% per annum. The new credit facility contains typical representations and covenants for facilities of this type, including, but not limited to restrictions on our ability to (1) incur consolidated indebtedness in excess of $685,000,000 and (2) permit our leverage ratio, defined as the ratio of debt for borrowed money, to consolidated EBITDA to be greater than 6.00:1.00. In addition, the new credit facility requires an exit fee under certain circumstances.


         The new credit facility contains usual and customary events of default. If an event of default occurs and is continuing, our lenders could elect to declare all amounts immediately due and payable, and we may be required to repay all amounts outstanding thereunder. If the indebtedness under the new credit facility were to be accelerated, and we are not able to make the required cash payments, our lenders will have the option of foreclosing on any of the collateral pledged as security for the loan.

         The new credit facility is secured by a pledge of substantially all of the assets of Pinnacle Acquisition, a pledge by Pinnacle Acquisition and each of its subsidiaries of their ownership interest in their respective subsidiaries and a pledge of our 5% equity interest in Global Signal REIT Savings TRS, Inc. (the other 95% having been pledged by Pinnacle Acquisition). In addition, the new credit facility is guaranteed by Global Signal Operating Partnership, L.P. (Pinnacle Acquisition's direct parent) and by Pinnacle Acquisition's subsidiaries.

The description of the new credit facility set forth above is qualified by the Credit Agreement filed in this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

10.1 Amended and Restated Credit Agreement, dated as of October 15, 2004, by and among Pinnacle Towers Acquisition Holdings LLC, the lenders from time to time parties to the Credit Agreement, and Morgan Stanley Asset Funding Inc. as administrative agent and collateral agent.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               GLOBAL SIGNAL INC.
                                          (Registrant)


                               /s/ Ronald G. Bizick
                               -----------------------------
                               Ronald G. Bizick, II
                               Executive Vice President of
                               Corporate Development and Operations

Date: October 21,2004

                                 EXHIBIT INDEX


Exhibit Number             Description

10.1 Amended and Restated Credit Agreement, dated as of October 15, 2004, by and among Pinnacle Towers Acquisition Holdings LLC, the lenders from time to time parties to the Credit Agreement, and Morgan Stanley Asset Funding Inc. as administrative agent and collateral agent.